Exhibit 5.1
599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069
WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179
August 11, 2009
WebMD Health Corp.
111 Eighth Avenue
New York, New York 10011
Ladies and Gentlemen:
     We have acted as counsel to HLTH Corporation, a Delaware corporation (“HLTH”), in connection with the proposed merger (the “Merger”) of HLTH with and into WebMD Health Corp., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of June 17, 2009, between the Company and HLTH (the “Merger Agreement”), and in connection with the preparation and filing of the joint proxy statement/prospectus included in the registration statement on Form S-4 (File No. 333-160530) (such registration statement, as amended, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of shares (the “Shares”) of common stock, par value $.01 per share, of the Company (the “Company Common Stock”) that may be issued in the Merger.
     In that connection, we have reviewed originals or copies identified to our satisfaction of the following documents:
(a)	The Merger Agreement.

(b)	The Registration Statement.

(c)	A draft of the Restated Certificate of Incorporation of the Company, substantially in the form to be filed with the Secretary of State of the State of Delaware at the effective time of the Merger.

(d)	The Amended and Restated By-laws of the Company, as amended through the date hereof.

(e)	A specimen of the certificate representing the Shares.

(f)	Such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

     In our review, we have assumed:
(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the Merger Agreement and in certificates of public officials and officers of the Company.

(e)	That the Merger Agreement constitutes the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms.
     We have not independently established the validity of the foregoing assumptions. Our opinion set forth is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.
     Based on the foregoing and upon such other investigation as we have deemed necessary and subject to the following qualifications, we are of the opinion that: when (i) all corporate action necessary for an issuance of the Shares has been taken, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Company’s stockholders have voted to approve the issuance of the Shares to the stockholders of HLTH pursuant to the terms of the Merger Agreement, (iv) the Shares have been duly issued and delivered pursuant to the Merger Agreement, and (v) if issued in physical form, certificates representing shares of Company Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if issued in book entry form, an appropriate account statement evidencing shares of Company Common Stock debited from the Company’s account and credited to the recipient’s account maintained with the Company’s transfer agent for Company Common Stock has been issued by said transfer agent, the Shares will be validly issued, fully paid and nonassessable.
     This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name in the joint proxy statement/prospectus included in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Shearman & Sterling LLP

2